Exhibit 16.1

July 11, 2011
U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549
Re: TechPrecision Corporation.
File No. 0-51378

Dear Madam or Sir:

We have read Item 4.01 of Form 8-K of TechPrecision Corporation, dated July 11, 2011, and agree with the statements concerning our Firm contained therein.

Very truly yours,

Garden City, New York

7 Twelfth Street Garden City, NY 11530 Tel: 516-746-4200 Fax: 516-746-7900
Email:Info@Tabrizcpa.com www.Tabrizcpa.com